UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2007

AMERICAN URANIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-135201

(Commission File Number)

98-0491170

(IRS Employer Identification No.)

5 Locust Road, Orleans MA 02653

(Address of principal executive offices and Zip Code)

(508) 240-1259

(Registrant's telephone number, including area code)

Alpine Resources Corporation

807-938 Howe Street, Vancouver BC V6Z 2X4

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 12, 2007 we signed a non-binding Letter of Intent (“LOI”) with Strathmore Resources (US) Ltd. (“Strathmore”). Pursuant to the LOI, American Uranium has an option to earn-in a 60% interest in Strathmore’s Pinetree-Reno Creek uranium properties (the “Property”) located in Campbell County, Wyoming.

Under the terms of the LOI, American Uranium will:

1.	issue 6 million shares of common stock of American Uranium to Strathmore;

CW1156663.1

2.

reimburse Strathmore 100% of its expenditures incurred by Strathmore for the Property, up to a maximum of $300,000 plus any funds spent by Strathmore to acquire additional uranium leases (which will then form part of the Property); and

3.	incur a total of $33 million in expenditures (“Expenditures”) on the Property over a 6 year period.

Item 9.01	Financial Statements and Exhibits
10.1	Letter of Intent
99.1	news release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN URANIUM CORPORATION

/s/ Robert A. Rich

Robert A. Rich

President and Director

Date: May 17, 2007

CW1156663.1